Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239980

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 30, 2020)

$15,000,000

Common Stock

This prospectus supplement relates to the issuance and sale of up to $15,000,000 of shares of our common stock from time to time through our sales agent, B. Riley Securities, Inc., or B. Riley Securities, the “sales agent.” These sales, if any, will be made pursuant to the terms of the At Market Issuance Sales Agreement as amended, or the sales agreement, between us and the sales agent.

Our common stock is traded on the Nasdaq Capital Market, or the NASDAQ, under the symbol “BMRA.” On January 20, 2021, the closing sale price of our common stock on NASDAQ was $6.16 per share.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to up to 3.0% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, B. Riley Securities will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is January 22, 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in our most recent Annual Report on Form 10-K, each of which is incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since September 30, 2020, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Biomerica,” “we,” “us” and “our” refer to Biomerica, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Company Overview

We are a biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point-of-care (physicians' offices and over-the-counter through drugstores and online) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. Our diagnostic test kits are used to analyze blood, urine or fecal material from patients in the diagnosis of various diseases, food intolerances and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations. The Company's products are designed to enhance the health and well-being of people, while reducing total healthcare costs.

Our primary focus is the research and development of disruptive, patented diagnostic-guided therapy (“DGT”) products to treat gastrointestinal diseases, such as irritable bowel syndrome, and other inflammatory diseases. These products are directed at chronic inflammatory illnesses that are widespread and common, and as such address very large markets. If these DGT products prove effective in their clinical trials, and are ultimately cleared for sale by the U.S. FDA, management believes the revenue potential to the Company is significant.

The products we currently sell are primarily focused on gastrointestinal diseases, food intolerances, diabetes and certain esoteric tests.  These diagnostic test products utilize immunoassay technology. These products are CE marked and/or sold for diagnostic use where they are registered by each country’s regulatory agency.  In addition, some products are cleared for sale in the U.S. by the FDA.

We continue to see progress in completing the testing required to attain FDA clearance for our patented InFoods® IBS DGT product that is designed to diagnose and treat sufferers of IBS.  Mayo Clinic, Beth Israel Deaconess Medical Center Inc., a Harvard Medical School teaching hospital, University of Texas Health Science Center at Houston, Houston Methodist and the University of Michigan are participating in our clinical trials for this product.  InFoods® IBS is a unique, patented product that can allow physicians to identify specific foods (e.g., pork, milk, onions, sugar, chickpeas, etc.) for each IBS patient, that when removed from that patient’s diet, may alleviate or improve their IBS symptoms and suffering.

Due to the global 2019 SARS-CoV-2 novel coronavirus (“COVID-19”) pandemic, in March 2020 we began redirecting and focusing a majority of our resources to develop, test, validate, seek regulatory approval for, and sell diagnostic products that indicate if a person has been infected by COVID-19. These diagnostic tests use a patient’s blood sample to detect if the patient has certain antibodies to COVID-19 that were created as part of their body’s immune response to a COVID-19 infection, even if the infection was asymptomatic. We are currently marketing and selling outside of the U.S. a disposable rapid finger-prick blood test, which detects COVID-19 IgG/IgM antibodies within 10 minutes.  Following fiscal 2020 year-end, we submitted to the FDA an application under an Emergency Use Authorization (“EUA”) to sell in the U.S. a lab-scale, high throughput ELISA COVID-19 antibody test kit that would be sold to labs and hospitals to perform COVID-19 antibody testing. We anticipate selling this test kit outside of the U.S. under a CE Mark (European Conformity). We are also developing and validating a COVID-19 antigen test that uses nasal (via a nasal swab) or saliva human samples to detect if the COVID-19 antigen is present in a person’s nasal and oral fluids, indicating that the person has been infected with the COVID-19 virus, and may still be actively infected and infectious to others.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock.”

Issuer	Biomerica, Inc.
Common stock offered	Shares of our common stock having an aggregate offering price of up to $15,000,000.
Manner of offering	“At the market offering” that may be made from time to time through our sales agent, B. Riley Securities. See “Plan of Distribution” beginning on page S-13 of this prospectus.
Common stock to be outstanding after this offering(1)

Up to 2,435,064 shares, assuming sales price at a price of $6.16 per share, which was the closing price of our common stock on the NASDAQ on January 20, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Risk Factors

Your investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ symbol	BMRA
Use of Proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. See “Use of Proceeds” beginning on page S-7 of this prospectus.

(1)                   The common stock outstanding after the offering is based on approximately 11,770,089 shares of our common stock outstanding as of November 30, 2020 and the sale of 2,435,064 shares of our common stock at an assumed offering price of $6.16 per share, the last reported sale price of our common stock on the NASDAQ on January 20, 2021, and excludes the following:

•          10,000 shares of our common stock issued upon the exercise of stock options in December, 2020;

•          321,429 shares of our Series A Preferred Stock outstanding as of November 30, 2020;

•          1,908,250 shares of our common stock issuable upon the exercise of options outstanding as of November 30, 2020, having a weighted average exercise price of $3.18 per share;

•          236,616 shares of our common stock issuable upon the exercise of options outstanding as of November 30, 2020, having a weighted average exercise price of $6.36 per share;

•          35,750 shares of our common stock reserved for future issuance as of November 30, 2020 under our 2014 Stock Incentive Plan;

•          13,167 shares of our common stock reserved for future issuance as of November 30, 2020 under our 2017 Stock Incentive Plan; and

•          604,000 shares of our common stock reserved for future issuance as of November 30, 2020 under our 2020 Stock Incentive Plan.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 2,435,064 shares of our common stock are sold at a price of $6.16 per share pursuant to this prospectus which was the last reported sale price of our common stock on the NASDAQ on January 20, 2021, for aggregate gross proceeds of $14,495,000 after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $4.37 per share, representing a difference between our as adjusted net tangible book value per share as of November 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” on page S-8 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $15,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” on page S-13 of this prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the At Market Issuance Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the At Market Issuance Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the At Market Issuance Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period.  Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the success, safety and efficacy of our products, product approvals, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “would,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley Securities.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our common stock on November 30, 2020 was approximately $10,930,450, or approximately $0.93 per share of common stock based on 11,770,089 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $15,000,000 at an assumed offering price of $6.16 per share, the last reported sale price of our common stock on the NASDAQ on January 20, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of November 30, 2020 would have been $25,425,450, or $1.79 per share of common stock. This represents an immediate increase in the net tangible book value of $0.86 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.37 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$6.16
Net tangible book value per share as of November 30, 2020	$0.93
Increase in net tangible book value per share after this offering	$0.86
As-adjusted net tangible book value per share after this offering		$1.79

Dilution per share to new investors in this offering		$4.37

The above discussion and table are based on approximately 11,770,089 shares of our common stock outstanding as of November 30, 2020 and excludes the following:

•         10,000 shares of our common stock issued upon the exercise of stock options in December, 2020;

•         321,429 shares of our Series A Preferred Stock outstanding as of November 30, 2020;

•         1,908,250 shares of our common stock issuable upon the exercise of options outstanding as of November 30, 2020, having a weighted average exercise price of $3.18 per share;

•         236,616 shares of our common stock issuable upon the exercise of options outstanding as of November 30, 2020, having a weighted average exercise price of $6.36 per share;

•         35,750 shares of our common stock reserved for future issuance as of November 30, 2020 under our 2014 Stock Incentive Plan;

•         13,167 shares of our common stock reserved for future issuance as of November 30, 2020 under our 2017 Stock Incentive Plan; and

•         604,000 shares of our common stock reserved for future issuance as of November 30, 2020 under our 2020 Stock Incentive Plan.

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our First Amended and Restated Certificate of Incorporation, Bylaws and our Series A Certificate of Designation, as corrected, the Certificate of Designation. The summary does not purport to be complete and is qualified in its entirety by reference to our First Amended and Restated Certificate of Incorporation, Bylaws, and Certificate of Designation, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of common stock, par value $0.08 per share. As of November 30, 2020, there were 11,770,089 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our First Amended and Restated Certificate of Incorporation and Bylaws, among other things, prohibit cumulative voting in the election of directors. The First Amended and Restated Certificate of Incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board of directors or the President or Secretary. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

Preferred Stock

Pursuant to the terms of our First Amended and Restated Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.08 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

On February 4, 2020, we filed a Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock with the Secretary of State of the State of Delaware, which designated 571,429 of our preferred stock as Series A Preferred Stock with the powers, preferences and rights set forth therein. As of November 30, 2020, there were 321,429 shares of Series A Preferred Stock issued and outstanding.

Voting Rights.

Except as otherwise provided by Delaware law, other applicable law or as provided in the Certificate of Designations, the holders of our Series A Preferred Stock are not entitled to vote on any matter submitted for a vote of holders of our common stock. The consent of the holders of at least a majority of the outstanding shares of our Series A Preferred Stock will be required to, among other matters, (i) alter, amend or change adversely any rights, preferences, or privileges of our Series A Preferred Stock, (ii) amend our First Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of our Series A Preferred Stock, or (iii) amend, alter, or repeal any provision of the Certificate of Designations.

Dividends.

Shares of our Series A Preferred Stock accrue annual preferred dividends at a rate of $0.175 per share, which are payable when, as and if declared by our board of directors. The holders of the outstanding shares of our Series A Preferred Stock are also entitled to receive on each share of our Series A Preferred Stock dividends prior to, or simultaneously with, any dividend declared with respect to our common stock equal to the greater of (i) the amount of dividends that have accrued on such share of our Series A Preferred Stock and (ii) the dividend payable with respect to each share of our common stock issuable upon conversion of such share of our Series A Preferred Stock.

Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, or a Deemed Liquidation Event (as defined in the Certificate of Designation) the holders of our Series A Preferred Stock are eligible to receive the greater of (i) an amount equal to $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to our Series A Preferred Stock) (the “Original Issue Price”), plus an amount equal to accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of our Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

Conversion.

Shares of our Series A Preferred Stock are convertible at the option of the holder at any time into shares of our common stock at a conversion rate determined by dividing the Original Issue Price by $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalizations, dividends, distributions and certain issuances of common stock) (the “Conversion Price”). This formula initially results in a one-to-one conversion ratio. The Conversion Price is subject to customary weighted average anti-dilution adjustments in the event of certain dilutive issuances of shares of our common stock or convertible securities.

We may require the conversion of all of the outstanding shares of our Series A Preferred Stock if the closing sale price of our common stock equals or exceeds $9.00 for a period of five (5) consecutive trading days with a minimum average trading volume of 35,000 shares per day over such period.

Notwithstanding the foregoing, prior to the receipt of all approvals, if any, of the shareholders of the Company necessary for purposes of the rules and regulations of the applicable Trading Market (as defined in the Stock Purchase Agreement), our Series A Preferred Shares shall not be converted into shares of Common Stock: (i) in the aggregate into more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization, or (ii) by any beneficial holder (as such term is defined under Rule 13d-3 of the Exchange Act) or “group” (as such term is defined under Rule 13d-5 of the Exchange Act) (such beneficial holder or group, a “Capped Holder”), if (A) the aggregate number of shares of Common Stock issued to such Capped Holder upon such conversion and any Conversion Shares then held by the Capped Holders, plus (B) the number of shares of Common Stock underlying our Series A Preferred Shares that would be held at such time by the Capped Holders (after giving effect to such conversion), plus (C) the aggregate number of shares of Common Stock held by such Capped Holder as of immediately prior to the Issuance Date, would in the aggregate exceed more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date (without regard to any limitation on conversion pursuant to this Section 5(n)), then such Capped Holder shall be entitled to convert such number of our Series A Preferred Shares as would result in the sum of clauses (A), (B) and (C) (after giving effect to such conversion) being equal to 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, in each case, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization. Any Series A Preferred Shares which a holder has elected to convert but which, by reason of the previous sentence are not so converted, shall be treated as if the holder had not made such election to convert and such Series A Preferred Shares shall remain outstanding.

Ranking.

Our Series A Preferred Stock ranks senior to our common stock with respect to distributions upon any liquidation, on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with our Series A Preferred Stock and junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to our Series A Preferred Stock.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “BMRA.” On January 20, 2021, the last reported sale price for our common stock on the NASDAQ Capital Market was $6.16 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Issuer Direct. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

PLAN OF DISTRIBUTION

We have entered into an amendment dated January 22, 2021 to our sales agreement with B. Riley Securities on December 1, 2017 (together, the “sales agreement”), which we filed as an exhibit to our Current Report on Form 8-K on December 1, 2017 and incorporate by reference in this prospectus supplement and the accompanying prospectus.  Under the terms of the sales agreement, we may offer and sell up to $15,000,000 of shares of our common stock under this prospectus from time to time through the sales agent. Sales of shares of our common stock, if any, under this prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

We will pay the sales agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to up to 3.0% of the gross sale price per share sold.. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agent under the sales agreement, will be approximately $35,000.  We have also agreed to reimburse the sales agent for its reasonable out-of-pocket expenses, including attorney’s fees, in connection with the offering pursuant to this prospectus supplement in an amount not to exceed an aggregate of $20,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. B. Riley Securities may retain Colliers Securities LLC as a sub-agent in connection with this offering and may pay a portion of its compensation hereunder to such sub-agent. We have agreed to provide indemnification and contribution to B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to this prospectus supplement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to this prospectus supplement; and (2) the termination of the sales agreement as permitted therein.

The prospectus in electronic format may be made available on websites maintained by the sales agent.  The sales agent and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters will be passed upon for B. Riley Securities by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended May 31, 2020 have been audited by PFK, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC.  As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•         Our Annual Report on Form 10-K for the fiscal year ended May 31, 2020, as filed with the SEC on August 31, 2020;

•         Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2020, as filed with the SEC on October 15, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020, as filed with the SEC on January 14, 2021;

•         The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 25, 2020;

•         Our Current Reports on Form 8-K, as filed with the SEC on June 2, 2020, June 17, 2020, June 29, 2020, September 2, 2020, December 11, 2020 (two reports) and January 14, 2021; and

•         The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 23, 2016 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Biomerica, Inc.

17571 Von Karman Ave.

Irvine, California 92614

Telephone: (949) 645-2111

Attention: Investor Relations

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

$90,000,000

BIOMERICA, INC.

Common Stock

571,429 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to a primary offering by us, and a secondary offering by the selling stockholder identified in this prospectus.

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $90,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock held by the selling stockholder or issuable upon conversion of shares of our Series A Convertible Preferred Stock, $0.08 par value per share, or our Series A Preferred Stock, held by the selling stockholder. The selling stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

This prospectus provides a general description of the shares of common stock that we and the selling stockholder may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that the selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering.

Any prospectus supplement that we or the selling stockholder provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “BMRA.” On July 17, 2020, the last reported sale price of our common stock was $10.96 per share.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS, CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $90,000,000. This prospectus also relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock held by the selling stockholder or issuable upon conversion of shares of our Series A Preferred Stock, held by the selling stockholder. The selling stockholder is identified in this prospectus under the heading “Selling Stockholders”. This prospectus provides you with a general description of our common stock that we and the selling stockholder may offer.

All references to “Company” “we,” “our” or “us” refer solely to Biomerica, Inc.

Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement.  To the extent that the selling stockholder resells any shares of our common stock, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. Any prospectus supplement that we or the selling stockholder provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

Neither we, nor any agent, underwriter, dealer, salesperson or other person has authorized any person to give any information  or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus in connection with the offer made by this prospectus, any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus, any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is correct on any date after their respective dates or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any related free writing prospectus may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Our Company

We are a global medical device company that develops, patents, manufactures and/or markets advanced diagnostic and therapeutic products used at the point-of-care (in home and in physicians' offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. The Company's products are designed to enhance the health and well-being of people, while reducing total healthcare costs. Our diagnostic test kits are used to analyze blood, urine, or fecal specimens from patients in the diagnosis of various diseases and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations.

Our primarily focus is on gastrointestinal, food intolerance and inflammatory diseases where the Company has multiple diagnostic and therapeutic products in development. In response to the COVID-19 pandemic, we have lunched various serology tests  that look for the presence of antibodies to the novel Coronavirus (SARS-CoV-2). The antibodies detected by serology tests can indicate that a person has had an immune response to the SARS-CoV-2, whether symptoms developed from infection or the infection was asymptomatic.

Our InFoods® IBS product which is currently in clinical trials in the US, is designed to allow physicians to identify patient specific foods (e.g. eggs, broccoli, wheat, potatoes, corn, etc.), that when removed from the diet, may alleviate or improve an individual's IBS symptoms including, but not limited to, constipation, diarrhea, bloating, pain and indigestion. The InFoods IBS product is a patented diagnostic-guided therapy and is being tested to allow for a patient specific, guided dietary regimen to improve Irritable Bowel Syndrome (IBS) outcomes. An estimated 45 million people in America currently suffer from IBS making it a leading cause for patient doctor visits.

We primarily focus on products for gastrointestinal diseases, food intolerances, diabetes and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Our products are CE marked and/or sold for diagnostic or treatment use around the world where they are registered by each country’s regulatory agency.     In addition, some products are cleared for sale in the

U.S. by the U.S. Food and Drug Administration, or FDA.

We maintain our headquarters in Irvine, California where we house administration, product development, sales and marketing, customer services and some manufacturing operations. A part of our manufacturing and assembly operations is located in Mexicali, Mexico, in order to reduce the cost of manufacturing and compete more effectively worldwide. We have established wholly owned subsidiaries in both Mexico and Germany. We expend considerable funds in research and development of certain new products that diagnose and, in certain cases, are designed to be used as a therapy for several major medical diseases. These products are both internally developed and licensed from others. We utilize experienced technical personnel to improve existing products, develop new products and evaluate and license or purchase technologies owned by third parties that could be implemented into products we sell. We are currently pursuing the development of multiple tests for the gastrointestinal market, and other disease states that pertain to a patient’s food intolerance, as well as several diagnostic tests that identify persons that have been infected with the COVID-19 virus.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety and (ii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement or related free writing prospectus. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you,  we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus.  Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our First Amended and Restated Certificate of Incorporation, Bylaws and our Series A Certificate of Designation, as corrected, the Certificate of Designation. The summary does not purport to be complete and is qualified in its entirety by reference to our First Amended and Restated Certificate of Incorporation, Bylaws, and Certificate of Designation, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of common stock, par value $0.08 per share. As of July 17, 2020, there were 11,752,589 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly- held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our First Amended and Restated Certificate of Incorporation and Bylaws, among other things, prohibit cumulative voting in  the election of directors. The First Amended and Restated Certificate of Incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board of directors or the President or Secretary. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

Preferred Stock

Pursuant to the terms of our First Amended and Restated Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.08 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock,  but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

On February 4, 2020, we filed a Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock with the Secretary of State of the State of Delaware, which designated 571,429 of our preferred stock as Series A Preferred Stock with the powers, preferences and rights set forth therein. As of July 17, 2020, there were 321,429 shares of Series A Preferred Stock issued and outstanding.

Voting Rights.

Except as otherwise provided by Delaware law, other applicable law or as provided in the Certificate of Designations, the holders of our Series A Preferred Stock are not entitled to vote on any matter submitted for a vote of holders of our common stock. The consent of the holders of at least a majority of the outstanding shares of our Series A Preferred Stock will be required to, among other matters, (i) alter, amend or change adversely any rights, preferences, or privileges of our Series A Preferred Stock, (ii) amend our First Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of our Series A Preferred Stock, or (iii) amend, alter, or repeal any provision of the Certificate of Designations.

Dividends.

Shares of our Series A Preferred Stock accrue annual preferred dividends at a rate of $0.175 per share, which are payable when, as and if declared by our board of directors. The holders of the outstanding shares of our Series A Preferred Stock are also entitled to receive on each share of our Series A Preferred Stock dividends prior to, or simultaneously with, any dividend declared with respect to our common stock equal to the greater of (i) the amount of dividends that have accrued on such share of our Series A Preferred Stock and (ii) the dividend payable with respect to each share of our common stock issuable upon conversion of such share of our Series A Preferred Stock.

Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, or a Deemed Liquidation Event (as defined in the Certificate of Designation) the holders of our Series A Preferred Stock are eligible to receive the greater of (i) an amount equal to $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to our Series A Preferred Stock) (the “Original Issue Price”), plus an amount equal to accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of our Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

Conversion.

Shares of our Series A Preferred Stock are convertible at the option of the holder at any time into shares of our common stock  at a conversion rate determined by dividing the Original Issue Price by $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalizations, dividends, distributions and certain issuances of common stock) (the “Conversion Price”). This formula initially results in a one-to-one conversion ratio. The Conversion Price is subject to customary weighted average anti-dilution adjustments in the event of certain dilutive issuances of shares of our common stock or convertible securities.

We may require the conversion of all of the outstanding shares of our Series A Preferred Stock if the closing sale price of our common stock equals or exceeds $9.00 for a period of five (5) consecutive trading days with a minimum average trading volume of 35,000 shares per day over such period; provided, that, on such date, the shares of our common stock issuable upon conversion of our Series A Preferred Stock are registered for resale under the Securities Act or are otherwise eligible for resale pursuant to Rule 144 thereunder.

Notwithstanding the foregoing, prior to the receipt of all approvals, if any, of the shareholders of the Company necessary for purposes of the rules and regulations of the applicable Trading Market (as defined in the Stock Purchase Agreement), our Series A Preferred Shares shall not be converted into shares of Common Stock: (i) in the aggregate into more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization, or (ii) by any beneficial holder (as such term is defined under Rule 13d-3 of the Exchange Act) or “group” (as such term is defined under Rule 13d-5 of the Exchange Act) (such beneficial holder or group, a “Capped Holder”), if (A) the aggregate number of shares of Common Stock issued to such Capped Holder upon such conversion and any Conversion Shares then held by the Capped Holders, plus (B) the number of shares of Common Stock underlying our Series A Preferred Shares that would be held at such time by the Capped Holders (after giving effect to such conversion), plus (C) the aggregate number of shares of Common Stock held by such Capped Holder as of immediately prior to the Issuance Date, would in the aggregate exceed more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date (without regard to any limitation on conversion pursuant to this Section 5(n)), then such Capped Holder shall be entitled to convert such number of our Series A Preferred Shares as would result in the sum of clauses (A), (B) and (C) (after giving effect to such conversion) being equal to 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, in each case, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization. Any Series A Preferred Shares which a holder has elected to convert but which, by reason of the previous sentence are not so converted, shall be treated as if the holder had not made such election to convert and such Series A Preferred Shares shall remain outstanding.

Ranking.

Our Series A Preferred Stock ranks senior to our common stock with respect to distributions upon any liquidation, on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with our Series A Preferred Stock and junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to our Series A Preferred Stock.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “BMRA.” On July 17, 2020, the last reported sale price for our common stock on the NASDAQ Capital Market was $10.96 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Issuer Direct. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

SELLING STOCKHOLDERS

This prospectus relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock from time to time by the stockholder identified in the table below, which we refer to in this prospectus as the selling stockholder.

The shares of our common stock being offered by the selling stockholder include shares of our common stock that were issued and are issuable upon conversion of the shares of our Series A Preferred Stock issued to the selling stockholder. For additional information regarding the issuance of the shares of our Series A Preferred Stock and the shares of our common stock issued and issuable upon conversion thereof, see “Stock Purchase Agreement with Selling Stockholder” below.

The table sets forth certain information with respect to the selling stockholder, including (i) the identity of the selling stockholder, (ii) the number of shares of our common stock beneficially owned by the selling stockholder before this offering, (iii) the number of shares of our common stock being offered by the selling stockholder in this offering, and (iv) the number and percentage of shares of our common stock beneficially owned by the selling stockholder upon completion of this offering, assuming that all of the shares being offered by this prospectus are sold.

The information in the table and accompanying footnotes is based on information made available to us by the selling stockholder. Under applicable SEC rules, beneficial ownership includes any shares of our common stock as to which a person has sole  or shared voting power or investment power, and any shares of our common stock which the person has the right to acquire within 60 days of July 17, 2020 through the exercise of any option, warrant or right, or through the conversion of any convertible security. The percentage of shares beneficially owned is based on 11,752,589 shares of common stock issued and outstanding as of July 17, 2020. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, we believe that the selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Selling Stockholder	Shares of Common Stock Beneficially Owned Before This Offering (1)	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering (2)	Percentage of Shares Beneficially Owned upon Completion of This Offering
Palm Global Small Cap Master Fund LP	571,429	571,429	-		*

*  Represents beneficial ownership of less than 1% of our outstanding shares.

(1)              Consists of (i) 250,000 shares of common stock and (ii) 321,429 shares of Series A Preferred Stock convertible into 321,429 shares of common stock.

(2)              Assumes that all shares of common stock being registered on behalf of the selling stockholder under the registration statement of which this prospectus forms a part are sold in this offering, and that the selling stockholder will not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

All of the shares being registered for resale by the selling stockholder pursuant to this prospectus were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part.

The registration of the shares of our common stock set forth in the table does not mean that the selling stockholder will sell or otherwise dispose of all or any of those securities. The selling stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of this registration statement. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus as required by SEC rules.

Stock Purchase Agreement with Selling Stockholder

On February 21, 2020, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with, and consummated a private placement of 571,429 shares of our Series A Preferred Stock to the selling stockholder. The offer and sale of the shares were not registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Stock Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholder, pursuant to which we agreed to file a registration statement registering the resale of the shares of our common stock issuable upon conversion of our Series A Preferred Stock issued to the selling stockholder under the Stock Purchase Agreement.

As of July 17, 2020, the selling stockholder holds 321,429 shares of our Series A Preferred Stock and has converted the other 250,000 shares of our Series A Preferred Stock purchased under the Stock Purchase Agreement into shares of our common stock.

Board Observer Agreement

In connection with the Stock Purchase Agreement, we entered into a board observer agreement (the “Board Observer Agreement”) with the selling stockholder. The Board Observer Agreement provides that for the longer of three years following the closing of the transactions under the Stock Purchase Agreement or for so long as the selling stockholder holds any shares of our Series A Preferred Stock, the selling stockholder will have the right to appoint one individual to attend and observe meetings of our board of directors, subject to certain exceptions.

No Material Relationships

Except as described above, there are no material relationships between us and the selling stockholder, and there have been no material relationships within the past three years. In addition, we have been advised that the selling stockholder is not, nor is it affiliated with, any broker-dealer or underwriter.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholder may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholder may sell shares of our common stock from time to time in one or more transactions:

•          at a fixed price or prices, which may be changed;

•          at market prices prevailing at the time of sale;

•          at prices related to such prevailing market prices; or

•          at negotiated prices.

We or the selling stockholder may also sell shares of our common stock covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•        on or through the facilities of the NASDAQ Capital Market or any other stock exchange or quotation or trading service on which our common stock may be listed, quoted or traded at the time of sale; and/or

•        to or through a market maker other than on the NASDAQ Capital Market or such other stock exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•          whether we and/or the selling stockholder will be selling shares of our common stock thereunder;

•          the name or names of any underwriters, dealers or agents, if any;

•          the purchase price of the common stock and the proceeds we or the selling stockholder will receive from the sale;

•        any over-allotment options under which underwriters may purchase additional common stock from us or the selling stockholder;

•          any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•          any public offering price;

•          any discounts or concessions allowed or reallowed or paid to dealers; and

•          any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholder may use underwriters with whom we or the selling stockholder have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholder may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we or the selling stockholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholder must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholder may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Capital Market, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on the NASDAQ Capital Market or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

PKF, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries included in our Annual Report on Form 10-K, for the years ended May 31, 2019 and 2020 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on PKF, LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

•    Our Annual Report on Form 10-K for the fiscal year ended May,31,2020,as filed with the SEC on August 31,2020;

•    Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 24, 2019 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended May, 31, 2019);

•    Our Current Reports on Form 8-K as filed with the SEC on each of June 2, 2020, June 17, 2020, June 29, 2020 and September 2, 2020; and

 •    The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 23, 2016, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the initial registration statement is initially filed and prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished” and not “filed” with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to:

Zackary Irani

Chairman & Chief Executive Officer
Biomerica, Inc.

17571 Von Karman Avenue Irvine, California 92614
(949) 645-2111

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

$15,000,000

BIOMERICA, INC.

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

January 22, 2021